UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

                 Columbia Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	22-3504946
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

19-01 Route 208 North, Fair Lawn, New Jersey	07410
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-221912.

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

Incorporated by reference to the portion of the Prospectus under the heading: “Description of Columbia Financial Capital Stock,” filed on December 5, 2017 as part of the Registrant’s Registration Statement on Form S-1, File No. 333-221912, as amended.

Item 2.	Exhibits

1.	Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders:

(a)	Certificate of Incorporation

Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-221912, as amended.

(b)	Bylaws

Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-221912, as amended.

(c)	Plan of Conversion

Incorporated by reference to Exhibit 2 to the Registrant’s Registration Statement on Form S-1, File No. 333-221912, as amended.

2.	A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4 to the Registrant’s Registration Statement on Form S-1, File No. 333-221912, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COLUMBIA FINANCIAL, INC.
(Registrant)

Date: April 12, 2018	By:	/s/ Thomas J. Kemly
Thomas J. Kemly
President and Chief Executive Officer